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                                EXHIBIT 11
                           GUITAR CENTER, INC.
                  COMPUTATION OF INCOME (LOSS) PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE DATA)


                              Quarter Ended          Nine Months Ended
                              September 30,           September 30,
                            ------------------      ------------------
                             1997        1996        1997        1996
                            ------      ------      ------      ------

Net income (loss)          $ 3,283     $   698     $ 3,684     $(74,066)

Weighted average shares
 outstanding                19,329      19,329      19,329       19,329
Common stock equivalents     1,406       1,091       1,208        1,091
                           -------     -------     -------     --------

Weighted average shares
 outstanding                20,735      20,420      20,537       20,420
                           -------     -------     -------     --------
                           -------     -------     -------     --------

Income (loss) per share    $  0.16     $  0.03     $  0.18     $  (3.63)
                           -------     -------     -------     --------
                           -------     -------     -------     --------


                              Quarter Ended          Nine Months Ended
                              September 30,           September 30,
                            ------------------      ------------------
                             1997        1996        1997        1996
                            ------      ------      ------      ------

Pro forma net income
 (loss)                    $ 2,194     $(2,831)    $(5,287)    $(78,426)

Weighted average shares
 outstanding                19,329      19,329      19,329       19,329
Common stock equivalents     1,406       1,091         -          1,091
                           -------     -------     -------     --------

Weighted average shares
 outstanding                20,735      20,420      19,329       20,420
                           -------     -------     -------     --------
                           -------     -------     -------     --------

Income (loss) per share    $  0.11     $ (0.14)    $ (0.27)    $  (3.84)
                           -------     -------     -------     --------
                           -------     -------     -------     --------